                                                                    Exhibit 99.3




                           RASCOM, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1998
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To RAScom, Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheet of RAScom, Inc. and subsidiary (a Delaware corporation) as of December 31, 1998, and the related consolidated statements of operations, redeemable preferred stock, stockholders' deficit and comprehensive loss and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RAScom, Inc. and subsidiary as of December 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.






Boston, Massachusetts
May 24, 1999

                           RASCOM, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                 (In thousands, except share and per share data)


                                     ASSETS

                                                                                         DECEMBER 31,     MARCH 31,
                                                                                             1998          1999
                                                                                                        (UNAUDITED)
CURRENT ASSETS:
   Cash and cash equivalents                                                              $  2,360       $    709
   Accounts receivable, net of reserves of approximately $228 at December 31, 1998
     and March 31, 1999                                                                      1,068            652
   Inventories                                                                               1,396          1,089
   Prepaid and other current assets                                                            412            218
                                                                                          --------       --------
         Total current assets                                                                5,236          2,668

PROPERTY AND EQUIPMENT, NET                                                                  1,315          1,323
                                                                                          --------       --------
                                                                                          $  6,551       $  3,991
                                                                                          ========       ========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                                                       $  1,595       $    806
   Accrued expenses                                                                          2,141          3,553
                                                                                          --------       --------
         Total current liabilities                                                           3,736          4,359

LONG-TERM DEBT (Note 4)                                                                      5,000          5,000

COMMITMENTS (Note 9)

REDEEMABLE CONVERTIBLE PREFERRED STOCK, AT REDEMPTION VALUE:
     Authorized, issued and outstanding--10,696,402 shares (Series A 2,892,744,
     Series B 2,847,543, Series C 4,956,115) at December 31, 1998 and March 31, 1999        20,315         20,720

STOCKHOLDERS' DEFICIT:
   Common stock, $.001 par value-
     Authorized--20,000,000 shares
     Issued and outstanding--4,455,402 shares at December 31, 1998 and 4,490,132
       shares at March 31, 1999                                                                  4              4
   Additional paid-in capital                                                                  299            305
   Deferred compensation                                                                      (221)          (221)
   Accumulated other comprehensive income                                                       36            (63)
   Accumulated deficit                                                                     (22,618)       (26,113)
                                                                                          --------       --------
         Total stockholders' deficit                                                       (22,500)       (26,088)
                                                                                          --------       --------
                                                                                          $  6,551       $  3,991
                                                                                          --------       --------
                                                                                          --------       --------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                           RASCOM, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                 (In thousands)



                                               DECEMBER 31,    MARCH 31,
                                                  1998          1999
                                                             (UNAUDITED)
REVENUES                                       $  6,514       $    725

COST OF REVENUES                                  6,294          1,432
                                               --------       --------
         Gross profit (loss)                        220           (707)
                                               --------       --------
OPERATING EXPENSES:
   Selling and marketing                          4,966            946
   Research and development                       3,974            939
   General and administrative                     1,686            357
                                               --------       --------

         Total operating expenses                10,626          2,242
                                               --------       --------
         Loss from operations                   (10,406)        (2,949)

OTHER INCOME (EXPENSE):
   Interest income and other expense, net           254             (7)
   Interest expense                                (129)          (134)
                                               --------       --------
         Total other income                         125           (141)
                                               --------       --------
NET LOSS                                       $(10,281)      $ (3,090)
                                               --------       --------
                                               --------       --------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                           RASCOM, INC. AND SUBSIDIARY

              CONSOLIDATED STATEMENT OF REDEEMABLE PREFERRED STOCK,
                  STOCKHOLDERS' DEFICIT AND COMPREHENSIVE LOSS

                        (In thousands, except share data)



                                                              REDEEMABLE CONVERTIBLE
                                                                  PREFERRED STOCK                         COMMON STOCK
                                                             NUMBER OF         REDEMPTION          NUMBER OF             PAR
                                                               SHARES            AMOUNT              SHARES             VALUE
BALANCE, DECEMBER 31, 1997                                   10,696,402         $   18,798          4,172,978         $        4

  Issuance of common stock upon exercise of stock
    options                                                          --                 --            282,424                 --

  Accretion of cumulative preferred stock dividends                  --              1,517                 --                 --

  Foreign currency translation adjustment                            --                 --                 --                 --

  Compensation related to the grant of stock options                 --                 --                 --                 --

  Net loss                                                           --                 --                 --                 --
                                                             ----------         ----------         ----------         ----------

BALANCE, DECEMBER 31, 1998                                   10,696,402             20,315          4,455,402                  4

  Issuance of common stock upon exercise of stock
    options                                                          --                 --             34,730                 --

  Accretion of cumulative preferred stock dividends                  --                405                 --                 --

  Foreign currency translation adjustment                            --                 --                 --                 --

  Net loss                                                           --                 --                 --                 --
                                                             ----------         ----------         ----------         ----------
BALANCE, MARCH 31, 1999 (UNAUDITED)                          10,696,402         $   20,720          4,490,132         $        4
                                                             ----------         ----------         ----------         ----------
                                                             ----------         ----------         ----------         ----------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                           RASCOM, INC. AND SUBSIDIARY

              CONSOLIDATED STATEMENT OF REDEEMABLE PREFERRED STOCK,
                  STOCKHOLDERS' DEFICIT AND COMPREHENSIVE LOSS

                        (In thousands, except share data)

                                   (Continued)


                                                                        ACCUMULATED                     TOTAL
                                           ADDITIONAL                      OTHER                     STOCKHOLDERS'
                                            PAID-IN       DEFERRED     COMPREHENSIVE   ACCUMULATED      EQUITY      COMPREHENSIVE
                                            CAPITAL     COMPENSATION       INCOME        DEFICIT       (DEFICIT)       INCOME
BALANCE, DECEMBER 31, 1997                 $     18       $     --       $    (18)      $(10,820)      $(10,816)      $     --

  Issuance of common stock upon
    exercise of stock options                    39             --             --             --             39             --

  Accretion of cumulative preferred
    stock dividends                              --             --             --         (1,517)        (1,517)            --

  Foreign currency translation
    adjustment                                   --             --             54             --             54             54

  Compensation related to the grant
    of stock options                            242           (221)            --             --             21             --

  Net loss                                       --             --             --        (10,281)       (10,281)       (10,281)
                                           --------       --------       --------       --------       --------       --------

  Comprehensive income--1998                                                                                          $(10,227)
                                                                                                                      --------
                                                                                                                      --------
BALANCE, DECEMBER 31, 1998                      299           (221)            36        (22,618)       (22,500)            --

  Issuance of common stock upon
    exercise of stock options                     6             --             --             --              6             --

  Accretion of cumulative preferred
    stock dividends                              --             --             --           (405)          (405)            --

  Foreign currency translation
    adjustment                                   --             --            (99)            --            (99)           (99)

  Net loss                                       --             --             --         (3,090)        (3,090)        (3,090)
                                           --------       --------       --------       --------       --------       --------

  Comprehensive income--Mar. 31, 1999                                                                                 $ (3,189)
                                                                                                                      --------
                                                                                                                      --------
BALANCE, MARCH 31, 1999 (UNAUDITED)        $    305       $   (221)      $    (63)      $(26,113)      $(26,088)
                                           --------       --------       --------       --------       --------
                                           --------       --------       --------       --------       --------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                           RASCOM, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In thousands)


                                                                                     DECEMBER 31,     MARCH 31,
                                                                                        1998           1999
                                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                           $(10,281)      $(3,090)
   Adjustments to reconcile net income to net cash used in operating activities-
     Depreciation and amortization                                                         686            38
     Compensation expense associated with stock options                                     21            --
     Changes in assets and liabilities, net of acquisitions-
       Accounts receivable                                                                 543           416
       Inventories                                                                        (851)          307
       Prepaid taxes and other current assets                                             (308)          195
       Accounts payable                                                                    892          (790)
       Accrued expenses                                                                    538         1,412
                                                                                      --------       -------

                  Net cash used in operating activities                                 (8,760)       (1,512)
                                                                                      --------       -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment, net                                             (1,106)          (46)
                                                                                      --------       -------

                  Net cash used in investing activities                                 (1,106)          (46)
                                                                                      --------       -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of long-term debt                                                            (398)           --
   Proceeds from issuance of long-term debt                                              5,000            --
   Proceeds from the exercise of stock options                                              39             6
                                                                                      --------       -------

                  Net cash provided by financing activities                              4,641             6
                                                                                      --------       -------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                                54           (99)
                                                                                      --------       -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                               (5,171)       (1,651)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                           7,531         2,360
                                                                                      --------       -------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                              $  2,360       $   709
                                                                                      --------       -------
                                                                                      --------       -------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for-
     Interest                                                                         $     29       $   134
                                                                                      --------       -------
                                                                                      --------       -------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITY:
     Accretion of preferred stock                                                     $  1,517       $   405
                                                                                      --------       -------
                                                                                      --------       -------
     Deferred compensation associated with stock option grants                        $    242       $    --
                                                                                      --------       -------
                                                                                      --------       -------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                           RASCOM, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1998




(1)    OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

       RAScom, Inc. (the Company) is a leading provider of NT-based remote access systems for telecommunications networks worldwide. The Company develops, manufactures, markets and supports a family of servers that address the complex enhanced services and wireless and wireline infrastructure needs of network providers. The Company sells to a variety of customers in the worldwide telecommunications market, including applications developers, original equipment manufacturers (OEMs), system integrators and network service providers.

       On May 10, 1999, the Company exchanged all of the outstanding shares and options for 1,099,940 shares of common stock of Excel Switching Corporation (Excel), a company that develops, manufactures, markets and supports a family of open, programmable, carrier-class switches. 102,122 of these shares were placed into escrow as security for indemnification obligations of the Company relating to representations, warranties and tax matters. The merger will be accounted for as a pooling of interests.

       The accompanying consolidated financial statements reflect the application of certain accounting policies as described below and elsewhere in the notes to consolidated financial statements.

       (a)    PRINCIPLES OF CONSOLIDATION

              These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany transactions have been eliminated.

       (b)    INTERIM FINANCIAL STATEMENTS

              The accompanying supplemental consolidated financial statements as of March 31, 1999 and for the three months ended March 31, 1999 are unaudited, but in the opinion of management, include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted with respect to these unaudited financial statements, although the Company believes that the disclosures included are adequate to make the information presented not misleading. Results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

       (c)    MANAGEMENT'S ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

              The market for telecommunications equipment in which the Company operates can be characterized as rapidly changing due to several factors including technological advancements, the introduction of new products and services by the Company and its competitors, and the increasing demands placed on equipment in worldwide telecommunications networks. Significant assets and liabilities with reported amounts based on estimates include accounts receivable, inventory and accrued expenses for post-sale support costs, warranty costs and sales returns and allowances. While the Company believes its estimates are adequate, actual results could differ from those estimates.

       (d)    REVENUE RECOGNITION

              Revenue is generally recognized when all significant contractual obligations have been satisfied and collection of the resulting receivable is reasonably assured. Revenue from product sales of hardware and software is recognized at time of delivery and acceptance, and after consideration of all the terms and conditions of the customer contract. Revenue from providing services and post-sale support are recognized at time of performance. The Company provides for anticipated product returns and warranty costs at the time of revenue recognition.

       (e)    SOURCES OF SUPPLY AND THIRD-PARTY MANUFACTURING RELATIONSHIPS

              Certain components used in the manufacture of the Company's products are currently available only from single- or sole-source suppliers. In addition, the Company relies on a limited number of third parties to manufacture certain other components and subassemblies. Shortages resulting from a change in arrangements with these suppliers and manufacturers could cause delays in manufacturing and product shipments and possible deferral or cancellation of customer orders.

       (f)    RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

              Research and development costs have been charged to operations as incurred. The Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility. Accordingly, no software development costs have been capitalized to date.

       (g)    CONCENTRATIONS OF CREDIT RISK

              Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, and trade accounts receivable. The Company's investments are in financial instruments of high quality. Concentration of credit risk with respect to accounts receivable is limited to customers to whom the Company makes significant sales. One significant customer accounted for approximately 66% of accounts receivable at December 31, 1998. To control credit risk, the Company performs regular credit evaluations of its customers' financial condition and maintains allowances for potential credit losses.

       (h)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              The carrying amounts of the Company's cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short-term nature of these instruments.

       (i)    CASH AND CASH EQUIVALENTS

              The Company considers all highly liquid investments with original maturities of less than 90 days to be cash equivalents. Cash equivalents consist of money market accounts at December 31, 1998 and are reported at cost, which approximates market value.

       (j)    COMPREHENSIVE INCOME

              Comprehensive income represents the change in equity of a business enterprise resulting from transactions and other events and circumstances from nonowner sources. For 1998, the only difference between comprehensive income and net income relates to the foreign currency translation adjustment.

(2)    INVENTORIES

       Inventories are valued at the lower of cost (first-in, first-out) or market. Work-in-process and finished goods consist of materials, labor and manufacturing overhead. Inventories consist of the following (in thousands):

                                                DECEMBER 31,    MARCH 31,
                                                   1998          1999
            Raw materials                        $     807     $     822
            Work-in-process                            261           238
            Finished goods                             328            29
                                                 ---------     ---------
                                                 $   1,396     $   1,089
                                                 ---------     ---------
                                                 ---------     ---------

(3)    PROPERTY AND EQUIPMENT

       The Company provides for depreciation and amortization using the straight-line method by charges to operations in amounts that allocate the cost of the assets over their estimated useful lives.

       Property and equipment consists of the following at December 31, 1998 (in thousands):

                                                                            ESTIMATED
                                                                1998       USEFUL LIVES
Computer and test equipment                                 $     1,236     2-5 years
Office equipment, furniture and fixtures                            981     2-7 years
Leasehold improvements                                              152     7-40 years
                                                            -----------
                                                                  2,369

Less--Accumulated depreciation and amortization                   1,054
                                                            -----------
                                                            $     1,315
                                                            -----------
                                                            -----------

(4)    LONG-TERM DEBT

       In October 1998, the Company entered into a promissory note with a customer that provided for an advance of $5 million to the Company. The note bears interest at the prime rate plus 3% per annum (10.75% at December 31, 1998). Interest is payable quarterly in arrears. Principal due under the note is payable in twelve equal quarterly payments beginning in October 2000. Upon the occurrence of certain events, as defined, the maturity of principal amounts outstanding under the note may be accelerated or decelerated.

       Future maturities of the remaining long-term obligations are as follows:

                      1999                          $       --
                      2000                                 417
                      2001                               1,667
                      2002                               1,667
                      2003                               1,249
                                                    ----------
                                                    $    5,000
                                                    ----------
                                                    ----------

(5)    INCOME TAXES

       Deferred tax assets or liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates expected to be in effect when the differences reverse. A valuation allowance is recorded if it is more likely than not that all or a portion of any deferred tax assets will not be realized.

       The approximate income tax effect of each type of temporary difference composing the net deferred tax assets at December 31, 1998 is as follows (in thousands):

              Net operating loss carryforwards               $    6,526
              Nondeductible accruals                                245
              Nondeductible reserves                                828
              Credit carryforwards                                  126
              Valuation allowance                                (7,725)
                                                             ----------
                       Net deferred tax asset                $       --
                                                             ----------
                                                             ----------

       At December 31, 1998, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $17,034. The net operating loss carryforwards expire through 2018 and are subject to review and possible adjustment by the Internal Revenue Service (IRS). The Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards available to be used in any given year in the event of significant changes in ownership interest, as defined.

(6)    STOCKHOLDERS' EQUITY

       (a)    COMMON STOCK

              The Company has 20,000,000 shares of common stock, par value of $.001 per share authorized. At December 31, 1998, there were 2,194,597 shares of common stock reserved for future issuance under the Company's stock plans.

       (b)    REDEEMABLE CONVERTIBLE PREFERRED STOCK

              At December 31, 1998, the Company has authorized, issued and outstanding 10,696,402 shares of redeemable convertible preferred stock, of which 2,892,744 shares have been designated Series A redeemable convertible preferred stock (Series A), 2,847,543 shares have been designated Series B redeemable convertible preferred stock (Series B) and 4,956,115 shares have been designated Series C redeemable convertible preferred stock (Series
              C) (collectively, the preferred stock). The preferred stock possesses the following rights and privileges:

                  VOTING

                  Preferred stockholders are entitled to a number of votes equal to the number of shares of common stock into which the preferred stock are then convertible.

                  CONVERSION AND REDEMPTION

                  The preferred stock is convertible into common stock at the option of the stockholder. Each preferred share is convertible into common stock on a one-for-one basis, subject to certain adjustments. The preferred stock will automatically convert into common stock in the event of a public offering of the Company's common stock resulting in proceeds of at least $15,000,000 and a price of at least three times the weighted average purchase price per share of all preferred stock.

                  On or after February 15, 2002, the preferred stockholders have the right to require the Company to redeem the Series A, Series B and Series C preferred stock at a price equal to the higher of (i) the existing fair market value, as defined or
                  (ii) the original purchase price plus a cumulative dividend accruing at 8% per annum per share.

                  DIVIDENDS

                  Preferred stockholders are entitled to a cumulative dividend of 8% per annum per share if and when declared by the Board of Directors. For any other dividends or distributions, preferred stockholders are entitled to dividends on an as-converted basis. No dividends have been declared to date.

                  LIQUIDATION

                  In the event of voluntary or involuntary liquidation of the Company, the preferred stockholders have preference in distribution and the Series A, Series B and Series C stockholders shall be entitled to receive the greater of (i) the original purchase price paid for their stock plus any unpaid cumulative dividends plus any other declared but unpaid dividends thereon or (ii) the amount they would have received if all Series A, Series B and Series C preferred stock were converted to common stock.

(7)    STOCK OPTION PLANS

       In 1996, the Board of Directors adopted and the stockholders subsequently approved the Company's 1996 stock option plan (the 1996 Plan), which provides for the issuance of incentive stock options and nonqualified stock options to eligible employees, directors and consultants to the Company. The options can be granted for periods up to ten years and generally vest ratably over a four-year period with initial vesting occurring on the first anniversary from the grant date and then monthly thereafter. At December 31, 1998, 2,650,000 shares were authorized for issuance under the 1996 Plan.

       The option price for stock options granted under the 1996 Plan is determined by a Compensation Committee consisting of two or more members of the Company's Board of Directors. The option price for incentive stock options shall be the fair value at the time the option is granted. In some instances, options have been granted at exercise prices below the fair market value on the date of grant. The difference, if any, between the fair market value of shares of the Company's common stock and the exercise price of the option is recognized as compensation expense over the vesting term. During 1998, the Company granted options with exercise prices less than fair market value. The total difference between fair market value and the strike prices was approximately $242,000. This difference will be recognized as compensation expense over the related option vesting period. During 1998, the Company recognized net compensation expense of approximately $21,000 related to these options.

       Stock option activity under the option plan for the year ended December 31, 1998 is as follows:

                                                                               WEIGHTED
                                                                                AVERAGE
                                                               NUMBER OF        EXERCISE
                                                                SHARES           PRICE
            Outstanding, December 27, 1997                     1,677,812        $    .15
               Granted                                           897,250             .24
               Exercised                                        (282,424)            .14
               Forfeited                                        (265,228)            .18
                                                               ---------
            Outstanding, December 31, 1998                     2,027,410        $    .19
                                                               ---------        --------
                                                               ---------        --------

       The following table summarizes information about stock options outstanding at December 31, 1998:

                                                WEIGHTED
                                                AVERAGE                         WEIGHTED
                                               REMAINING                        AVERAGE
                                   NUMBER      CONTRACTUAL        NUMBER        EXERCISE
              EXERCISE PRICE    OUTSTANDING        LIFE         EXERCISABLE      PRICE
                 $   .10          428,958          7.53           213,058       $    .10
                     .18          556,555          8.20           201,576            .18
                     .20          632,647          9.07            80,662            .20
                     .22           75,000          9.24                --            .22
                     .30          334,250          9.64                --             --
                                ---------                         -------

                                2,027,410                         495,296       $    .15
                                ---------                         -------       --------
                                ---------                         -------       --------


       Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, requires the measurement of the fair value of stock options to be included in the statement of income or disclosed in the notes to financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and elect the disclosure-only alternative under SFAS No. 123.

       Had compensation cost for the Company's option plans been determined based on the fair value at the grant dates, as prescribed in SFAS No. 123, the Company's net income for the year ended December 31, 1998 would have been as follows (in thousands):

      Net loss-
           As reported                      $   (10,281)
           Pro forma                            (10,312)

       The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during the year ended December 31, 1998:

      Dividend yield                              0%

      Volatility                                  0%

      Risk-free interest rate                    5.5%

      Expected option term                     7 years

      Weighted average fair value per
        share of options granted                $ 0.30

(8)    SEGMENT AND ENTERPRISE-WIDE REPORTING

       The Company currently operates in one operating segment as a provider of NT-based remote access systems. This segment derives its revenues from the sale and support of a family of products that address the complex enhanced services and wireless and wireline infrastructure needs of network providers.

       The Company derives substantially all of its revenue from the sale and support of one group of similar products. Substantially all of the Company's assets are located within the United States. During 1998, the Company derived its revenues from the following geographic regions (in thousands):

                                            1998
           United States                  $  5,810
           Other                               704
                                          --------
                                          $  6,514
                                          --------
                                          --------

       During 1998, the Company derived a portion of its revenues from sales to a single customer that exceeded 10 percent of total revenues, as follows:

                                           1998
           Significant customer A           52%

(9)    COMMITMENTS

         (a)      LEASE OBLIGATION

                  The Company leases certain equipment and office facilities under noncancelable operating leases, which expire at various dates through November 2001. Future minimum lease payments required under these leases at December 31, 1998 are approximately as follows (in thousands):

               FISCAL YEAR                   AMOUNT
                  1999                     $     406
                  2000                           389
                  2001                           320
                  2002                           321
                                           ---------
                                           $   1,436
                                           ---------
                                           ---------


                  Total rent expense under these agreements for 1998 and for the three months ended March 31, 1999 was approximately $294,000.

         (b)      PURCHASE COMMITMENTS

                  In the normal course of business, the Company routinely enters into purchase commitments for the purchase of inventory. During the quarter ended March 31, 1999, the Company identified a purchase commitment in excess of the anticipated inventory usage and recorded a charge of approximately $650 against cost of sales.

(10)   EMPLOYEE BENEFIT PLAN

       The Company has a qualified 401(k) retirement savings plan covering all employees. Under this plan, participants may elect to defer a portion of their compensation, subject to certain limitations. In addition, the Company, at the discretion of the Board of Directors, may make profit sharing contributions into the plan. For 1998, the Company did not make contributions to the plan.

(11)   ACCRUED EXPENSES

       Accrued expenses at December 31, 1998 consists of the following (in thousands):

                                                            1998
       Sales returns and allowances                      $    113
       Payroll and benefits                                   590
       Post-sales support and warranty                        455
       Marketing                                               40
       Professional fees                                       83
       Other                                                  860
                                                         --------
                                                         $  2,141
                                                         --------
                                                         --------